EXHIBIT 10.1


                                   DATED 2004






                                 THE VENDORS (1)


                                       AND


                         RS GROUP OF COMPANIES, INC. (2)







        ----------------------------------------------------------------


                                    AGREEMENT
                     FOR THE SALE AND PURCHASE OF 49% OF THE
                             ISSUED SHARE CAPITAL OF
                        DASHWOOD, BREWER & PHIPPS LIMITED


        ----------------------------------------------------------------










                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                  51 Eastcheap
                                 London EC3M 1JP
                               Tel: 020 7623 1244
                               Fax: 020 7623 5427
                              Ref: JOG/GMT/0302012

                                    CONTENTS


1.    DEFINITIONS AND INTERPRETATION ..................................... 1


2.    SALE AND PURCHASE .................................................. 4


3.    CONSIDERATION ...................................................... 4


4.    COMPLETION ......................................................... 5


5.    WARRANTIES ......................................................... 7


6.    LIMITATION ON LIABILITY ............................................ 8


7.    INTEREST ........................................................... 9


8.    PAYMENTS ........................................................... 9


9.    ANNOUNCEMENTS ..................................................... 10


10.   FURTHER ASSURANCE ................................................. 10


11.   WAIVER ............................................................ 10


12.   ENTIRE AGREEMENT .................................................. 11


13.   VARIATION ......................................................... 12


14.   GENERAL ........................................................... 12


15.   COSTS ............................................................. 12


16.   ASSIGNMENT ........................................................ 12


17.   COUNTERPARTS ...................................................... 13


18.   NOTICES ........................................................... 13


19.   GOVERNING LAW AND JURISDICTION .................................... 14


SCHEDULE ................................................................ 15

   THE VENDORS .......................................................... 15

THIS AGREEMENT is made on                            2004

BETWEEN:

(1) THE PERSONS whose names and addresses are set out in column (1) of the Schedule (the "VENDORS"); and

(2) RS GROUP OF COMPANIES, INC. (a company incorporated in the State of Florida, U.S.A.) whose corporate address is 200 Yorkland Blvd., Suite 200, Toronto, Ontario, M2J 5C1 (the "PURCHASER").

IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION


1.1 In this Agreement, unless the context otherwise requires, the following expressions shall have the meanings set opposite them:


         "ACT"                        the Companies Act 1985;

         "BUSINESS DAY"               a day other than a Saturday or Sunday or a
                                      bank holiday or public holiday in England and Wales;


         "CLAIM" a claim by the Purchaser involving or relating to a breach of a Warranty, a representation or any provision of this Agreement;

         "COMPANY"                    Dashwood, Brewer & Phipps Limited (a
                                      company incorporated in England & Wales
                                      with registered number 687923);

         "COMPLETION"                 completion of the sale and purchase of the
                                      Sale Shares pursuant to clause 4;

         "ESCROW ACCOUNT" the bank account to be opened in the joint names of the Purchaser and the Company with Natwest Bank Plc, 15 Bishopsgate, London EC2P 2AP;

         "ESCROW AGREEMENT" the agreement, in the agreed form, between the Purchaser (1), the Company (2) and the Vendors (3), regarding the operation of the Escrow Account;

         "ESCROW TERMS"               the joint bank mandate between RSC and DBP
                                      in relation to the Escrow Account;


         "NASDAQ"                     the exchange known as NASDAQ;

         "NEW ARTICLES OF             the new articles of association, in the
          ASSOCIATION"                agreed form, to be adopted by the Company;

         "SALE SHARES" the ordinary shares of (pound)1 each in the capital of the Company set out in the Schedule, which constitute 49% of the issued share capital of the Company;

         "VENDORS' SOLICITORS"        Clyde & Co. of 51 Eastcheap, London EC3M
                                      1JP (Ref: JOG/GMT/0302012); and

         "WARRANTIES"                 the statements contained or referred to in
                                      clause 5.1 (and "WARRANTY" means any one of them).

1.2      In this Agreement (except where the context otherwise requires):


         (a) words in the singular include the plural and vice versa and words importing any gender include every gender;


         (b) references to persons include individuals, firms, partnerships, companies, corporations, unincorporated associations, governments, authorities, agencies and trusts (in each case, whether or not having separate legal personality);

         (c) any phrase introduced by the terms "INCLUDING", "INCLUDE", "IN PARTICULAR" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;


         (d) references to "LIABILITIES" are to all liabilities of any nature whatsoever, including actual or contingent liabilities and unquantified or disputed liabilities (and "LIABILITY" shall be construed accordingly);


         (e) a reference to a statute or statutory provision includes a reference to any subordinate legislation made under it from time to time and a reference to a statute, statutory provision or subordinate legislation includes a reference to:


                  (i) any statute, statutory provision or subordinate legislation which it re-enacts or replaces (with or without modification); and


                  (ii) such statute, statutory provision or subordinate legislation as from time to time amended, re-enacted or replaced (whether before or after the date of this Agreement) save to the extent that any such amendment, re-enactment or replacement which takes effect after the date of this Agreement would impose any new or extended obligation or liability on, or otherwise adversely affect the rights of, any party;


         (f) any reference to a document being "IN THE AGREED FORM" means a document in the form agreed by the parties to it and signed or initialled for the purposes of identification by them or on their behalf, with such alterations (if any) as may subsequently be agreed by or on behalf of such parties;


         (g) references to clauses and the Schedule are to clauses of, and the Schedule to, this Agreement;


         (h) the table of contents and clause headings are included for ease of reference only and shall not affect the interpretation of this Agreement;


         (i)      all references in this Agreement to time are to U.K. time; and

         (j) any reference to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include a reference to the term which most nearly approximates in that jurisdiction to the English legal term.


1.3 The Schedule forms part of this Agreement and shall have effect as if set out in full in the body of this Agreement, and any reference to this Agreement includes the Schedule.


2.       SALE AND PURCHASE


2.1 Each of the Vendors shall sell the Sale Shares to the Purchaser with full title guarantee.


2.2 Each of the Vendors shall sell and the Purchaser shall purchase the Sale Shares fully paid and free from all claims, liens, charges and encumbrances, and together with all benefits and rights attaching to the Sale Shares, including all dividends and other distributions declared on or after the date of Completion (but excluding all dividends and other distributions declared prior to the date for Completion, whether or not paid or made by such date).


2.3 Each of the Vendors irrevocably and unconditionally waives all pre-emption rights and any other rights of first refusal he may have in relation to any of the Sale Shares under the articles of association of the Company or otherwise.


3.       CONSIDERATION


3.1 The aggregate consideration shall be the sum of (pound)1,475,426.25 (being (pound)3.75 per Sale Share) which shall be payable by the Purchaser in cash on Completion.


3.2 The consideration shall be apportioned between the Vendors in the manner set out in column (3) of the Schedule.

4.       COMPLETION


4.1 Completion shall take place at the offices of the Vendors' Solicitors on a date which is not earlier than 31 December 2004 and not later than 5 Business Days after 31 December 2004.


4.2      On Completion:


         (a)      each Vendor will deliver to the Purchaser:


                  (i) duly executed transfers of the Sale Shares held by him in favour of the Purchaser (or as it directs) together with any power of attorney under which such transfers have been executed;


                  (ii)     the certificates representing the Sale Shares; and


                  (iii) any waiver, consent or other document necessary to give the Purchaser (or its nominees) full legal and beneficial ownership of the Sale Shares; and


         (b) each Vendor shall approve, or vote in favour of, a resolution to adopt the New Articles of Association.


4.3 Immediately upon the signing of this Agreement and on Completion, the Purchaser will deliver to the Vendors' Solicitors a legal opinion, addressed to the Vendors and the Company, in a form acceptable to the Vendors and the Company, confirming that:


         (a) the Purchaser is a corporation duly incorporated and validly existing under the laws of the State of Florida, U.S.A.;


         (b) the Purchaser has all necessary corporate power, authority and capacity to enter into this Agreement and to perform its obligations hereunder and this Agreement constitutes a valid and binding obligation of the Purchaser, enforceable against it in accordance with the terms hereof; and

         (c) no governmental or regulatory authorisation, approval, order, consent or filing is required on the part of the Purchaser in connection with the execution, delivery and performance of this Agreement or any documents or agreements to be delivered under this Agreement.


4.4 The Vendors will use their reasonable endeavours to procure that a board meeting of the Company is held at which the directors of the Company shall resolve to:


         (a) register the transfers of the Sale Shares to the Purchaser or as it directs (subject to stamping); and


         (b) appoint such person as the Purchaser nominates as a director of the Company.


4.5 Upon Completion the Purchaser will pay the consideration stated in clause 3.1 by means of an electronic funds transfer to the account of the Vendors' Solicitors with National Westminster Bank PLC, City of London Office, PO Box 12258, 1 Princes Street, London EC2R 8PA, Sort Code 60-00-01 and account number 13569732.


4.6 Without prejudice to the obligation of the Purchaser to pay the consideration pursuant to clause 4.5, the parties acknowledge that the Purchaser may pay the consideration stated in clause 3.1:


         (a) by an electronic funds transfer of the balance standing to the credit of the Escrow Account to the account set out in clause 4.5; and/or


         (b) if the said consideration exceeds the amount standing to the credit of the Escrow Account referred to in clause 4.6(a) above, the difference shall be payable by the Purchaser in accordance with clause 4.5 to the account set out in clause 4.5.


4.7      None of the parties is obliged to complete this Agreement unless:


         (a) the other parties comply with all their obligations under clause 4; and


         (b) the purchase of all the Sale Shares is completed simultaneously,

         PROVIDED ALWAYS that this clause shall be without prejudice to the Vendors' rights under the Escrow Agreement in respect of any breach by the Purchaser of clauses 4.3 or 4.5.


4.8 Each of the Vendors hereby undertakes to the Purchaser that so long as he remains the registered holder of any of the Sale Shares after Completion he will:


         (a) not represent himself as the beneficial owner of any of the Sale Shares;


         (b) stand and be possessed of the Sale Shares and (subject to clause 2.2) the dividends and other distributions of profits or surplus or other assets in respect thereof and all rights arising out of or in connection therewith in trust for the Purchaser;


         (c) at all times hereafter deal with and dispose of the Sale Shares and the dividends, distributions, surpluses, assets and rights referred to in clause 4.8(b) above as the Purchaser may direct;


         (d)      if so requested by the Purchaser:


                  (i) vote at all meetings which he shall be entitled to attend as the registered holder of the Sale Shares in such manner as the Purchaser may direct; and


                  (ii) execute all instruments of proxy or other documents which the Purchaser may require and which may be necessary or desirable or convenient to enable the Purchaser to attend and vote at any such meeting.


5.       WARRANTIES


5.1 Each of the Vendors severally warrants to the Purchaser, in respect of the Sale Shares set opposite his name in column (2) of the Schedule, that at date of this Agreement:

         (a) the Vendor is the beneficial owner and registered holder of the Sale Shares registered in his name;


         (b) the Vendor has full power and authority and has taken all action necessary to enter into, deliver and perform this Agreement and the documents to be delivered by the Vendor at Completion, which constitute, or when executed will constitute, valid and binding obligations enforceable in accordance with their terms; and


         (c) the Sale Shares which are owned by that Vendor are beneficially owned free from encumbrances and rights of third parties and the Vendor will be entitled to transfer the ownership of such Sale Shares to the Purchaser (or as it directs) on the terms of this Agreement without the consent of any third party.


5.2 Immediately before the date of Completion, each Vendor shall be deemed to warrant that the Warranties contained in clause 5.1 are true and accurate at the date of Completion.


5.3 Each of the Warranties is a separate and independent Warranty and, except where expressly stated, no Warranty or other clause in this Agreement restricts or limits the extent or application of any other Warranty or any other clause.


5.4 The Warranties shall remain in full force and effect notwithstanding Completion.


5.5 Any breach of any of the Warranties or any other breach of this Agreement by any of the Vendors shall give rise only to an action by the Purchaser for damages and shall not entitle the Purchaser to rescind or terminate this Agreement.


6.       LIMITATION ON LIABILITY


6.1 In the absence of fraud, dishonesty or wilful concealment (together, "PROSCRIBED CONDUCT") by or on behalf of a Vendor, the aggregate liability of such Vendor in respect of all Claims shall not exceed the amount of the consideration which he is to receive pursuant to this Agreement, being that amount set opposite his name in the third column of the Schedule.

6.2 No Vendor shall be liable in respect of a Claim unless notice of the Claim has been given by or on behalf of the Purchaser to the Vendors' Solicitors on or before 31 March 2005.


6.3 No Vendor shall be liable in respect of a Claim to the extent that the Claim results from or is increased by:


         (a) without prejudice to clause 1.2(e) the making of, or any change in, any law (including case law) statute, statutory provision or subordinate legislation (together "LEGAL PROVISIONS") or any change in the interpretation of any legal provision; or


         (b) the making of or any change in any rule, regulation, interpretation or practice of any government, government department, agency or regulatory authority; or


         (c)      any judgement delivered,


         in each case, after the date of this Agreement and whether or not such change purports to be effective retrospectively in whole or in part.


7.       INTEREST


         If the Purchaser defaults in the payment when due of any sum payable by it under this Agreement (whether determined by agreement or pursuant to an order of a court or otherwise) interest shall be payable by the Purchaser on such sum from the date when such payment is due until the date of actual payment (as well after as before judgment) at a rate per annum of 4 per cent above the base rate from time to time of Natwest Bank Plc. Such interest shall accrue from day to day and be compounded quarterly.


8.       PAYMENTS


8.1 All amounts due under this Agreement shall be paid in full without any deduction or withholding other than as required by law and no party shall be entitled to assert any credit, set-off or counterclaim against the other in order to justify withholding payment of any such amount in whole or in part.


8.2 If any deduction or withholding is required by law to be made by any party, that party shall be obliged to pay the receiving party such additional amount as will result in the receipt by the receiving party of a net amount equal to what it would have been entitled to receive in the absence of the requirement to make a deduction or withholding.


9.       ANNOUNCEMENTS


9.1 Subject to clause 9.2, no party may make any public announcement or disclosure or issue any communication or publicity relating to the subject matter or terms of this Agreement without first obtaining each of the other parties' written consent, which shall not be unreasonably withheld or delayed.


9.2 Clause 9.1 shall not apply to any announcement, disclosure, communication or publicity required by law, by any tax or regulatory authority or NASDAQ or any other recognised stock exchange provided that the party required to make or issue it has, if practicable, consulted with and taken into account the reasonable requirements of each of the other parties.


10.      FURTHER ASSURANCE


         Each of the Vendors shall at his own cost and expense use all reasonable endeavours to do, or procure to be done, all such further acts and things and execute, or procure the execution of, all such other documents as the Purchaser may from time to time reasonably require for the purpose of giving the Purchaser the full benefit of the provisions of this Agreement.


11.      WAIVERS


11.1 The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not constitute a waiver by any party of the right or remedy or a waiver of other rights or remedies and no single or partial exercise of any right or remedy by any party will preclude or restrict the further exercise or enforcement by any party of any such right or remedy.


11.2 A waiver by any party of a breach of any provision of this Agreement does not constitute a waiver of any other breach and shall not affect the other provisions of this Agreement. A waiver by any party of a breach of any provision of this Agreement shall not (unless the terms of the waiver expressly provide otherwise) be construed as a waiver by such party of any continuing or subsequent breach of any provision or a modification of such provision.


11.3 A waiver of any right under this Agreement is only effective if it is in writing, and any such waiver shall (unless the terms of the waiver expressly provide otherwise) apply only to the party to whom the waiver is addressed and the circumstances for which it is given.


12.      ENTIRE AGREEMENT


12.1 This Agreement, the Escrow Agreement and the Escrow Terms constitute the entire agreement and understanding between the parties relating to its subject matter and supersedes any and all previous agreements, arrangements and/or understandings (whether written or oral) between the parties relating to such subject matter.


12.2     Each of the parties acknowledges and agrees that:


         (a) in entering into this Agreement it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether a party to this Agreement or not) other than as are expressly set out in this Agreement; and


         (b) the only remedy available to it under or in respect of this Agreement shall be for breach of contract under terms of this Agreement.


12.3 Nothing in this clause shall operate to limit or exclude any liability for fraud.

13.      ASSIGNMENT


         A party may not (whether at law or in equity) without the prior written consent of each of the other parties (such consent not to be unreasonably withheld or delayed) assign, transfer, charge or deal in any other manner with this Agreement or any of its rights under this Agreement, nor sub-contract any or all of its obligations under this Agreement, nor purport to do any of the same.


14.      VARIATION


         No variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties to this Agreement.


15.      GENERAL


15.1 All provisions of this Agreement shall continue in full force and effect notwithstanding Completion, except those provisions already performed at Completion.


15.2 A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.


15.3 If any provision of this Agreement is held to be illegal, void, invalid or unenforceable (in whole or in part) by any court or administrative body of competent jurisdiction, that provision shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected.


16.      COSTS


         In relation to the negotiation, preparation, execution and performance of this Agreement and of each document referred to in it, the Purchaser shall pay its own costs and the costs of the Vendors shall be paid from the moneys held in the Escrow Fund.

17.      COUNTERPARTS


         This Agreement may be executed in any number of counterparts each of which when executed shall be an original but all the counterparts shall together constitute one and the same instrument.


18.      NOTICES


18.1 Any notice or other communication to be given under this Agreement shall be in writing and shall be delivered personally or sent by pre-paid first class recorded delivery post (if sent to an address which is in the same country to the party giving the notice or communication) or by airmail (if sent to an address which is in a different country to the party giving the notice or communication) or by fax to the parties' respective registered office or other addresses set out in this Agreement or as otherwise notified by the relevant party from time to time (in accordance with the provisions of this clause).


18.2 A notice or other communication given under this Agreement shall be deemed to have been received:


         (a) if delivered personally, upon delivery to the address referred to in clause 18.1;


         (b) if sent by pre-paid first class recorded delivery post, at 9 a.m. on the next Business Day after the date of posting;


         (c) if sent by airmail, at 9 a.m. on the third Business Day after the date of posting; and


         (d) if sent by fax, when confirmation of its uninterrupted transmission has been recorded by the sender's fax machine provided that, in such a case, if deemed receipt would otherwise occur before 9 a.m. on a Business Day the notice or other communication shall be deemed to have been received at 9 a.m. on that Business Day, and if deemed receipt would otherwise occur after 5 p.m. on a Business Day, or on any day that is not a Business Day, the notice or other communication shall be deemed to have been received at 9 a.m. on the next Business Day.


18.3 For the purposes of this Agreement, notices or other communication shall not be validly given if sent by e-mail.


19.      GOVERNING LAW AND JURISDICTION


19.1 This Agreement shall be governed by and construed in accordance with English law.


19.2 Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of England and Wales over any claim or matter arising under or in connection with this Agreement or the legal relationships established by this Agreement.


19.3 The Purchaser irrevocably appoints Charles Napper Hanley of Down Farm, Catsfield, East Sussex, TN33 9BN (fax number 01424 830 598) as its agent to receive on its behalf in England service of any proceedings arising out of or in connection with this Agreement. Such service shall be deemed completed on delivery to such agent (whether or not it is forwarded to and received by the Purchaser. If for any reason such agent ceases to be able to act as agent or no longer has an address in England, the Purchaser irrevocably agrees that within 10 Business Days it shall appoint a substitute agent acceptable to each of the Vendors with an address in England and deliver to each of the Vendors a copy of the new agent's acceptance of that appointment, together with its name, address and fax number. Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law.





IN WITNESS of which this Agreement has been entered into on the date set out at the head of this Agreement.

                                    SCHEDULE
                                   THE VENDORS

-----------------------------------------------------------------------------------------------------------------
                      (1)                                                     (2)                      (3)
                NAME AND ADDRESS                                        NUMBER OF SALE            CONSIDERATION
                  OF VENDORS                                           SHARES TO BE SOLD            ((POUND))
-----------------------------------------------------------------------------------------------------------------
     (1)        Lydia Lawrie                                               56,535                     212,006.25
-----------------------------------------------------------------------------------------------------------------
     (2)        Anne Dallmen                                                2,000                       7,500.00
-----------------------------------------------------------------------------------------------------------------
     (3)        D.W. Trust Fund                                            16,824                      63,090.00
-----------------------------------------------------------------------------------------------------------------
     (4)        Rosamond Jane Hills                                         2,666                       9,997.50
-----------------------------------------------------------------------------------------------------------------
     (5)        Ian McDonald                                                  486                       1,822.50
-----------------------------------------------------------------------------------------------------------------
     (6)        Isabella McDonald                                           8,938                      33,517.50
-----------------------------------------------------------------------------------------------------------------
     (7)        Gillian Orbell                                                972                       3,645.00
-----------------------------------------------------------------------------------------------------------------
     (8)        Gary Nicholas Phipps                                       14,005                      52,518.75
-----------------------------------------------------------------------------------------------------------------
     (9)        Mary Norah Phipps                                          40,000                     150,000.00
-----------------------------------------------------------------------------------------------------------------
     (10)       Muriel Joy Richardson                                           1                           3.75
-----------------------------------------------------------------------------------------------------------------
     (11)       Maureen Bobette Robinson                                   58,442                     219,157.50
-----------------------------------------------------------------------------------------------------------------
     (12)       Ann Wallis                                                 15,267                      57,251.25
-----------------------------------------------------------------------------------------------------------------
     (13)       Wendy Caroline Williams                                     9,005                      33,768.75
-----------------------------------------------------------------------------------------------------------------
     (14)       Yessa Limited                                             156,156                     585,585.00
-----------------------------------------------------------------------------------------------------------------
     (15)       Christopher John York                                      12,150                      45,562.50
-----------------------------------------------------------------------------------------------------------------
TOTAL                                                                     393,447            (pound)1,475,426.25
-----------------------------------------------------------------------------------------------------------------

SIGNED by                           )
duly authorised on behalf of        )
RS GROUP OF COMPANIES, INC.         )



SIGNED by                           )
LYDIA LAWRIE                        )



SIGNED by                           )
ANNE DALLMEN                        )



SIGNED by                           )
duly authorised on behalf of        )
D. W. TRUST FUND                    )



SIGNED by                           )
ROSAMOND JANE HILLS                 )



SIGNED by                           )
IAN MCDONALD                        )



SIGNED by                           )
ISABELLA MCDONALD                   )



SIGNED by                           )
GILLIAN ORBELL                      )



SIGNED by                           )
GARY NICHOLAS PHIPPS                )



SIGNED by                           )
MARY NORAH PHIPPS                   )

SIGNED by                           )
MURIEL JOY RICHARDSON               )



SIGNED by                           )
MAUREEN BOBETTE ROBINSON            )



SIGNED by                           )
ANN WALLIS                          )



SIGNED by                           )
WENDY CAROLINE WILLIAMS             )



SIGNED by                           )
duly authorised on behalf of        )
YESSA LIMITED                       )



SIGNED by                           )
CHRISTOPHER JOHN YORK               )